UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                  Date of Earliest Event Reported: June 27, 2008


                            MOMENTUM BIOFUELS, INC.
                            ----------------------
             (Exact name of registrant as specified in its charter)



              Colorado               000-50619           84-1069035
-----------------------------     ----------------- ---------------------------
(State or other jurisdiction of   (Commission File  (IRS Employer Identification
 incorporation)                    Number)           Number)


              2600 S. Shore Blvd, Suite 100, League City, TX 77573
              ----------------------------------------------------

               (Address of Principal Executive Offices) (Zip Code)



                                 (281) 334-5161
                                 --------------
               Registrant's telephone number, including area code



          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[    ]  Written communications  pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[    ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
        CFR 240.14a-12)

[    ]  Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
        Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
        Exchange Act (17 CFR 240.13e-4(c))

                            SECTION 8 - OTHER EVENTS

ITEM 8.01 - OTHER EVENTS

Feedstock Agreement

On June 27, 2008, Momentum Biofuels, Inc., ("the Registrant") in the normal course of business entered into a feedstock agreement that subject to final import and export authorization from the country of origin, will provide the Registrant with raw materials to have its La Porte plant at full production levels of 20,000,000 gallons per year. The Registrant has a contract to sell any excess feedstock that is shipped to them.

The refined palm oil feedstock will be imported and the purchase is at a rate discounted to current market pricing. The contract is for 12 months with an automatic renewal and price negotiation 90 days prior to the conclusion of the initial term.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                             MOMENTUM BIOFUELS, INC.


                             By:      /s/ Gregory A. Enders
                                          -------------------
                                          Gregory A. Enders, President and
                                          Chief Executive Officer


Date: July 3, 2008